UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry Into a Material Definitive Agreement

Membership Interest Purchase Agreement

On September 6, 2018, SS&C Technologies Holdings, Inc., a Delaware corporation (“SS&C”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and between SS&C and Impala Private Holdings I, LLC, a Delaware limited liability company (the “Seller”), an affiliate of Siris Capital Group, LLC, a Delaware limited liability company (“Siris”).

The Purchase Agreement provides that, upon the terms and subject to the conditions described therein, SS&C will acquire from the Seller all of the outstanding membership interests (the “Membership Interests”) of Impala Private Holdings, II, LLC, a Delaware limited liability company (“Intralinks”). At the closing and subject to the terms and conditions of the Purchase Agreement, SS&C will purchase from the Seller all of the Membership Interests in exchange for (i) approximately $1 billion in cash (the “Cash Consideration”) and (ii) approximately $500 million in shares of common stock of SS&C (the “Equity Consideration”). The Cash Consideration is subject to adjustment based on Intralinks’s actual working capital at closing compared to an agreed target, and net indebtedness and unpaid transaction expenses of Intralinks. The number of shares of common stock of SS&C included in the Equity Consideration will be determined by reference to the volume-weighted average price per share of such common stock on The Nasdaq Stock Market for each of the thirty consecutive trading days ending on (and including) the trading day immediately preceding the date of the closing. The Equity Consideration and the Cash Consideration are subject to adjustment to ensure that in no event will the Equity Consideration exceed 19.9% of the issued and outstanding shares of common stock of SS&C as of immediately prior to the closing.

Each party’s obligation to complete the transactions contemplated by the Purchase Agreement is subject to various customary conditions, including (i) there being no applicable law, order, judgment or other legal restraint enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Purchase Agreement, (ii) the expiration or termination of the applicable Hart-Scott-Rodino waiting period, (iii) performance by the other party in all material respects of its obligations under the Purchase Agreement and (iv) the accuracy of the representations and warranties of the other party, subject to specified materiality standards. Closing is not subject to any vote of SS&C’s stockholders or conditioned on the availability, obtaining or receipt of financing.

The Seller and SS&C have each made customary representations, warranties and covenants in the Purchase Agreement. The Seller has agreed, among other things, subject to certain exceptions, to cause Intralinks and its subsidiaries to conduct their businesses in the ordinary course in all material respects between the date of the Purchase Agreement and the closing and not to take certain specified actions during such period. Each of SS&C and the Seller are also required to use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate the transaction.

The Purchase Agreement may be terminated by mutual written consent of SS&C and the Seller, and under certain other conditions, including in the event the transaction is not completed by January 31, 2019.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. Exhibit 2.1 has been included herein to provide investors with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about SS&C, Siris, the Seller, Intralinks or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates; were made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Purchase Agreement; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of SS&C, Siris, the Seller, Intralinks or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in SS&C’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities

The information from Item 1.01 related to the issuance of shares of SS&C’s common stock forming the Equity Consideration is incorporated by reference hereunder. There were and will be no underwriters involved in the issuance of such common stock. Such issuance will be made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) thereof.

Item 7.01. Regulation FD Disclosure

A copy of the press release of SS&C dated September 6, 2018 announcing execution of the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

Debt Commitment Letter

In connection with the execution of the Purchase Agreement, SS&C has entered into a commitment letter (the “Commitment Letter”), dated September 6, 2018, with Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Royal Bank of Canada, Credit Suisse AG, Cayman Islands Branch and Credit Suisse Loan Funding LLC, (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide up to $1 billion of financing in connection with the transaction. The financing commitments of the Commitment Parties are subject to various conditions set forth in the Commitment Letter.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this communication constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on SS&C of the proposed acquisition of Intralinks, the expected timing and conditions precedent relating to the proposed acquisition of Intralinks, anticipated synergies and other strategic options. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “anticipates”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, unanticipated issues associated with the satisfaction of the conditions precedent to the proposed acquisition; issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals; the inability to obtain financing and the terms of any financing; the inability to integrate successfully Intralinks within SS&C and to obtain anticipated synergies; exposure to potential litigation; and changes in anticipated costs related to the acquisition of Intralinks. Additional factors that could cause actual results and developments to differ materially include, among others, the state of the economy and the financial services industry, SS&C’s ability to finalize large client contracts, fluctuations in customer demand for SS&C’s products and services, intensity of competition from application vendors, delays in product development, SS&C’s ability to control expenses, terrorist activities, risks of cyberattacks, exposure to litigation, SS&C’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for SS&C’s products and services, the market price of SS&C’s stock prevailing from time to time, SS&C’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of SS&C’s 2017 Annual Report on Form 10-K and 2018 Quarterly Reports on Form 10-Q, which are on file with the SEC. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, SS&C undertakes no obligation to update or revise any forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1	Membership Interest Purchase Agreement, dated as of September 6, 2018, by and between Impala Private Holdings I, LLC and SS&C Technologies Holdings, Inc.*
99.1	Press Release dated September 6, 2018 issued by SS&C Technologies Holdings, Inc.

*Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. SS&C agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that SS&C may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: September 6, 2018	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer